UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PRIVATE MEDIA GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, DECEMBER 15, 2011

To the Shareholders of Private Media Group, Inc.:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Private Media Group, Inc. to be held on Thursday, December 15, 2011, at 6:00 p.m. local time, at the Company’s European principal executive offices located at Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain, for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO Auditores S.L. as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on November 7, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose reasonably related to the Annual Meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the Annual Meeting.

By Order of the Board of Directors

Johan Gillborg
November 15, 2011	Corporate Secretary

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Shareholder Meeting

The Proxy Statement and Annual Report on Form 10-K are available at http:/www.proxyvote.com

PRIVATE MEDIA GROUP, INC.

Calle de la Marina 16-18

Floor 18, Suite D

08005 Barcelona, Spain

PROXY STATEMENT

This Proxy Statement is being furnished to our shareholders beginning on or about November 15, 2011 in connection with the solicitation of proxies by the Board of Directors of Private Media Group, Inc. for the 2011 Annual Meeting of Shareholders to be held on December 15, 2011 (the “Annual Meeting”) and any postponements or adjournments thereof. When we use the “Company,” “Private,” “we” or “us” we are referring to Private Media Group, Inc.

This Proxy Statement along with our Annual Report on Form 10-K for the year ended December 31, 2010 is available at www.proxyvote.com.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Most shareholders have a choice of voting over the Internet, by telephone, by mail using a proxy card, or in person at the Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the Internet, by telephone, or in person at the Annual Meeting, you do not need to return your proxy card.

Who can vote?

Each share of our common stock that you owned as of the close of business on November 7, 2011, the record date, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 21,805,824 shares of the Company’s common stock issued, outstanding, and entitled to vote.

How do I vote?

If your shares are registered directly in your name, you may vote:

•

Over the Internet. Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at http://www.proxyvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. Eastern Standard Time on December 14, 2011.

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By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 p.m. Eastern Time on December 14, 2011.

•

By mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Private Media Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In person at the 2011 Annual Meeting. If you attend the 2011 Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may provide voting instructions:

•	Over the Internet. You will receive instructions from your broker or other nominee if you are permitted to provide voting instructions over the Internet.

•	By telephone. You will receive instructions from your broker or other nominee if you are permitted to provide voting instructions over the telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to provide voting instructions.

•

In person at the 2010 Annual Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the 2011 Annual Meeting. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, InterWest Transfer Co., you are considered the “shareholder of record.” The Notice was sent directly to you by Broadridge on behalf of Private.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting over the Internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do this, you must do one of the following:

•	Vote over the Internet as instructed above. Only your latest Internet vote is counted.

•	Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•	Sign a new proxy and submit it as instructed above.

•	Attend the Annual Meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, or return your proxy or vote by ballot at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted (“broker non-votes”). Shares represented by such “broker non-votes” will not be considered as present and entitled to vote with respect to the non-voted matters. However, shares represented by such broker non-votes will be counted in determining whether there is a quorum. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this Proxy Statement.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the Internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the Annual Meeting?

The presence at the Annual Meeting, either in person or by proxy, of the holders of at least one-third of the shares of common stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the 2011 Annual Meeting will be adjourned until we obtain a quorum.

How may I attend the Annual Meeting in person?

You may attend the Annual Meeting only if you were a shareholder of record of the Company as of the close of business on November 7, 2011, or you hold a valid proxy for the Annual Meeting. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you will need to provide proof of beneficial ownership on the record date, such as your account statement which includes the November 7, 2011 record date, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide identification and comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

What vote is required to approve each matter and how are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

For Proposal No. 1 (to elect six directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified) a plurality of votes by the holders of the common stock is required for the election of directors. This means that the six individuals receiving the largest number of votes will be elected as directors. Broker non-votes and abstentions will have no effect on the outcome.

For Proposal No. 2 (to ratify the appointment of BDO Auditores S.L. as our independent registered public accounting firm for the fiscal year ending December 31, 2011) a majority of the total votes cast is required for shareholder approval. Broker non-votes and abstentions will have no effect on the outcome.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

Are there other matters to be voted on at the 2011 Annual Meeting?

We do not know of any other matters that may come before the 2011 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

How can I find out the results of the Annual Meeting?

Voting results will be published in Form 8-K which will be filed within four business days following the 2011 Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to shareholders.

How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2010 are available at http://www.proxyvote.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a shareholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. Your election to receive proxy materials by email will remain in effect until you terminate it. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL NO. 1

ELECTION OF SIX NOMINEES FOR DIRECTOR

Nominees and Voting

At the Annual Meeting six directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than six persons. The Company has nominated for election as directors the six persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

Under Nevada law and the Company’s Articles of Incorporation, shareholders of record on the record date will be entitled to one vote for each share held when voting for directors.

Unless otherwise instructed, the Company’s Proxy holders intend to vote the shares of common stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

The Company’s nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company. Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, and broker non-votes have no effect in the election of directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR.

Name	Age	Position	Director Since
Stefan Gunnarsson	36	Director	2011

Jan Jensen	58	Director	2010

Eric Johnson	50	CEO, Entruphema, Inc., Director	2009

Berth H. Milton	56	Chairman of the Board, CEO, President	1998

Bo Rodebrant	58	Director	1998

Lars Ryd	51	Director	2011

Business Experience of Directors and Nominees During the Past Five Years

Stefan Gunnarsson was appointed to the Board of Directors in October 2011. Mr. Gunnarsson is a Business Development Director and Co-Founder of Whitesteps Ltd, Switzerland, since 2009. Whitesteps Ltd is a management company for customer care, technical support and sales programs. From 2007 to 2009, Mr. Gunnarson was Director of Sales and Supplier Services with MFG.com Inc. where he was involved in bringing MFG.com into Europe and Africa, producing strong growth in sales throughout the region. From 2004 to 2007 he was a Business Development Director and Co-Founder of IMPEX Trading SA, an Internet business which was sold to id-find SA – Switzerland. Previously he worked as a Financial Advisor & Consultant for Objective Vermoegens Beratung SA. Mr. Gunnarsson holds a Bachelor’s Degree in Science from Ecole Hoteliere de Lausanne Switzerland. Mr. Gunnarsson is also a Board Member of iTaste SA Switzerland and Advisor to B-International SA Switzerland an investment funding company. Mr. Gunnarsson has an extensive background and experience in the areas of business development and investment advice. These attributes allow Mr. Gunnarsson to contribute to the Board of Directors a solid understanding in business and financial strategy.

Jan Jensen was appointed to the Board of Directors in November 2010. Mr. Jensen has operated his own construction and real estate consultancy business, Jenbo AB, in Sweden, since 2008. Prior to this time, Mr. Jensen operated his own agency and retail business, Respira AB, in the fashion industry in Scandinavia for more than 20 years. His business represented several well-known brands such as: Geox, Benetton and Sisley, Jean Franco Ferré, Jean Paul Gaultier Junior and Katherine Hamnett. As the exclusive representative for Benetton and Sisley in Sweden and Finland, Mr. Jensen launched 90 Benetton shops during the period 1985 to 1989. Mr. Jensen was also an active board member and shareholder in Hard Rock Café, Sweden, between 1985 and 1995, and has been a shareholder and board member in several other companies, industry associations and societies. Mr. Jensen’s strong understanding of retail and marketing allows him to offer valuable insight to our Board on operational matters and strategic planning. His experience as a director of other companies also contributes to the Board’s ability to address corporate governance matters.

Eric Johnson was appointed to the Board of Directors in December 2009 pursuant to his Employment Agreement with Private entered into in October 2009 in connection with the acquisition of Sureflix Digital Distribution Inc. and Sureflix Digital Logistics Inc., companies engaged in the business of digital distribution of premium gay adult content. Mr. Johnson was appointed Receiver for the Company on August 25, 2011 by the Nevada State Court, to serve in such capacity until further order of the Court. Mr. Johnson serves as the President and CEO of Entruphema, Inc., a subsidiary of Private which operates the business of the Sureflix companies. Mr. Johnson has served as President, CEO and CFO for the Sureflix group of companies since 2003. Mr. Johnson holds the designations of Chartered Accountant in Canada and C.P.A. in the United States and is a graduate of the University of Toronto where he earned his Bachelor of Commerce Degree. Mr. Johnson’s extensive experience in planning and managing on-line adult content is a valuable asset to the Board in matters involving strategic planning. His accounting experience also allows him to contribute to addressing accounting issues.

Berth H. Milton was appointed to the Board of Directors in February 1998 and was the Corporate Secretary from June 1998 until February 1999. In February 1999 Mr. Milton was appointed Chairman of the Board and Chief Executive Officer of Private, and served as Chief Executive Officer until May 2002. In November 2003 Mr. Milton was reappointed President and Chief Executive Officer of the Company and remained as Chief Executive Officer until April 2009. Mr. Milton was reappointed as Chief Executive Officer in July 2010. Mr. Milton was Administrator of Milcap Media Group from its inception until June 2000 and has been acting as an advisor to the Milcap Group since 1991. Mr. Milton is also active in several international industry and real estate projects and developments. Mr. Milton brings to the Board substantial business knowledge and experience in the adult entertainment industry in general, and the Company’s operations in particular. This extensive knowledge and experience in the adult entertainment and media markets makes Mr. Milton a valuable asset to the Board.

Bo Rodebrant was appointed to the Board of Directors in August 1998. Mr. Rodebrant has operated his own accountancy and management consulting services, R&S Ekonomiservice, since 1986. Prior to that time he co-founded an ice cream business, Hemglass, which was the largest of its kind in Stockholm, Sweden. The business was sold by Mr. Rodebrant in 1986. Mr. Rodebrant holds a degree in construction engineering which he received in 1974. Mr. Rodebrandt brings to the Board a strong background and experience in both accounting and management consulting. This background and experience has made him a valuable resource in evaluating business opportunities and addressing accounting issues. Also, his many years of experience on the Board as an outside director provide a unique perspective to the Board.

Lars Ryd was appointed to the Board of Directors in July 2011. Mr. Ryd perates his own consultancy business, Hertigbolaget AB, in Sweden, since 2007. Mr. Ryd’s business specializes in providing the retail clothing industry with full-service turn-key project management of new establishment and renovation of retail outlets in Scandinavia. Clients include a multinational retail clothing chain which employs close to 10,000 people and has a turnover of 2 billion euro. During the period 2002 to 2007, Mr. Ryd was employed by Jones Lang LaSalle Sweden and was in charge of the division for real estate services for retail assets. Prior to this, Mr. Ryd was employed by H&M for ten years and managed new establishment and renovation of retail outlets in Scandinavia. During this period, he was in charge of an annual budget of approximately 20 million euro. Mr. Ryd’s strong understanding of project management allows him to offer valuable insight to our Board on operational matters and strategic planning.

Certain Relationships

Effective March 1, 2009, the Company appointed Ilan Bunimovitz as a director to fill a newly created vacancy on the Board. Mr. Bunimovitz was appointed as a director pursuant to his Employment Agreement with the Company and Game Link LLC, a subsidiary of the Company, entered into on January 20, 2009. Under the terms of the Employment Agreement the Company agreed to appoint Mr. Bunimovitz to its Board by March 1, 2009, and to nominate him to continue to serve as a director in 2009, 2010 and 2011 until such time as he ceases to be employed by the Company. The Employment Agreement was entered into in connection with the acquisition of Game Link LLC and its affiliate by the Company on January 20, 2009, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Under a separate agreement entered into in connection with the acquisition of Game Link, Berth Milton agreed to vote Private shares beneficially owned by him in favor of Mr. Bunimovitz’s election to the Board of Directors in 2009, 2010 and 2011, so long as he continues to be employed by the Company. Effective July 2010 Mr. Bunimovitz ceased to be employed by the Company. Accordingly, Mr. Bunimovitz was not nominated by the Company to serve as a director in connection with the 2011 Annual Meeting.

Effective December 17, 2009, the Company appointed Eric Johnson as a director pursuant to his Employment Agreement with the Company and Entruphema Inc., a subsidiary of the Company, entered into on October 29, 2009. The Employment Agreement was entered into in connection with the acquisition of Entruphema and its affiliate, Sureflix Digital Distribution Inc. on October 29, 2009. Under a separate agreement entered into in connection with the acquisition of Game Link, Berth Milton has agreed to vote Private shares beneficially owned by him in favor of Mr. Johnson’s election to the Board of Directors in 2010, 2011 and 2012, so long as he continues to be employed by the Company.

On August 25, 2011, Mr. Johnson was appointed receiver for the Company by the Nevada State Court in the case Consipio Holding BV v. Private Media Group, Inc. (Case No. A-10-622802-B) (the “Nevada Action”). On September 15, 2011, the Court entered an amendment to the order appointing the Mr Johnson receiver in the Nevada Action which clarified that Mr. Johnson’s authority to remove, suspend and/or appoint directors of the Company’s direct and indirect subsidiaries shall be exercised in accordance with the corporate formalities required by the governing documents of such entities and the jurisdictions in which the various entities reside and that, in exercising this authority, Mr. Johnson shall act in the place of, and have the same powers and authority as, the Company’s existing officers and directors in managing and directing the operations of the Company’s subsidiaries. Notwithstanding the appointment of Mr. Johnson as receiver, the Company’s Board of Directors will continue to perform its duties as required by applicable law, including applicable NASDAQ Marketplace Rules, until their successors are elected and qualified.

No other director or executive officer serves pursuant to any arrangement or understanding between him or her and any other person. There are no family relationships between any of our directors or executive officers.

Meetings and Committees of the Board of Directors

The Board of Directors currently has two committees: (i) an Audit Committee, and (ii) a Compensation Committee. The Board of Directors does not have a formal nominating committee, and all decisions regarding director nominations are addressed by the entire Board of Directors, and under NASDAQ listing rules are subject to approval by a majority of the independent directors.

The Company’s Board of Directors met 17 times during 2010. No current director attended less than 75% of the aggregate of all meetings of the Board of Directors and all Committees on which he served during the 2010 fiscal year.

All current members of the Board of Directors are “independent” as defined in NASDAQ Marketplace Rule 5605 other than Berth Milton, the Company’s Chairman, CEO and President, Eric Johnson, Chief Executive Officer of Entruphema Inc., a subsidiary of the Company, and Ilan Bunimovitz, who served as the Company’s CEO from April 2009 until July 2010.

The Audit Committee is currently comprised of Stefan Gunnarsson, Jan Jensen and Bo Rodebrandt. All of the members of the Audit Committee are “independent” as defined in applicable NASDAQ listing requirements and SEC regulations, and each of them is able to read and understand fundamental financial statements. The Board has determined that Stefan Gunnarsson is an “audit committee financial expert” as defined under applicable SEC regulations. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee has adopted a written Audit Committee Charter which is included as Appendix A to this Proxy Statement. The Audit Committee met eight times during 2010.

The Compensation Committee is currently comprised of Stefan Gunnarsson, Jan Jensen, Bo Rodebrandt and Lars Ryd. Prior to 2010, Berth Milton was the sole member of the Compensation Committee. The Compensation Committee has not adopted a charter. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It exercises all authority under any employee stock option plans of the Company as the Committee therein specified, subject to the review and approval of the Board of

Directors, and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board. When deemed appropriate by the Compensation Committee, it will seek input from executive officers regarding the amount or form of executive compensation. The Compensation Committee met eight times during 2010. In February 2010 the Compensation Committee retained Mercer Consulting S.L., a large international compensation consultancy firm, to assist it in connection with its review of the overall compensation level of Berth Milton as Chairman of the Board for 2009 and 2010. The purpose of their engagement was to provide to the Committee information relative to compensation arrangements for individuals serving in the role of Chairman in other comparable companies.

The Board has not established a formal nominating committee, nor has the Board adopted a nominating committee charter. Therefore, decisions relating to the nomination of directors are addressed by the entire Board of Directors. The Board has not established any specific minimum qualifications that must be met for recommendation for a position on the Board. Instead, in considering candidates for director, the Board will generally consider all relevant factors, including among others the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its shareholders. The Board uses its network of contacts when compiling a list of potential director candidates and may also engage outside consultants (such as professional search firms). At this time, the Board does not consider director candidates recommended by shareholders. The Board believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership. While the Board seeks a diversity of experience, viewpoints and backgrounds on the Board, it has not established a formal policy regarding diversity in identifying director nominees.

Under applicable NASDAQ listing rules the Company was a “controlled company” until November 2009, at which time Berth Milton ceased to beneficially owned more than 50% of the Company’s common stock. As a controlled company, prior to 2010 the Company was exempt from NASDAQ Marketplace Rules which require that the nomination of directors be made by either a majority of independent directors or a committee comprised solely of independent directors. Accordingly, commencing in 2010, nominations of the Company’s directors are made by a majority of the independent directors, subject to the approval of the entire Board of Directors. All of the Company’s nominees for director at the 2011 Annual Meeting were approved by a majority of the Board of Directors and all of the independent directors. For the purpose of nominations, the independent directors met three times during 2010. The independent directors also met twice during 2010 outside of their nominations role.

Shareholder Communications with the Board of Directors

A shareholder may contact one or more of the members of the Board of Directors in writing by sending such communication to the Secretary at the Company’s address. The Secretary will forward shareholder communications to the appropriate director or directors for review. Anyone who has a concern about the conduct of the Company or the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern to the Secretary, the Chairman of the Board or any member of the Board of Directors at the Company’s address. The Company encourages individual directors to attend the Annual Meeting. At the Company’s 2010 Annual Meeting, three of the Company’s directors were in attendance. We believe the Company’s responsiveness to shareholder communications to the Board has been adequate.

Board of Directors Leadership Structure and Risk Oversight

Board Leadership Structure. The positions of Chief Executive Officer (“CEO”) and Chairman of the Board are both held by Mr. Berth H. Milton. The Board believes that the combined role of Chairman and CEO is the most effective leadership structure for the Company and in the best interests of its shareholders. It serves to promote strong and consistent leadership, allowing management to speak with a single voice and delineate primary responsibility for management of the Company. The Board believes that Mr. Milton is best suited to serve as Chairman because, as CEO, he is most knowledgeable regarding the Company’s business, can best identify strategic priorities and opportunities, and thus lead discussion at the Board level to execute the Company’s strategy. The Board also believes that the combined role of Chairman and CEO facilitates the flow of information between the Board and executive management. In considering its leadership structure, the Board believes that the majority of independent directors serving on the Board appropriately balance the combined roles of Chairman and CEO.

Board Risk Oversight. Risk management is primarily the responsibility of the Company’s management. However, the Board has responsibility for overseeing management’s identification and management of those risks. The Board considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks to the Company in connection with the periodic review of the Company’s business plan and its review of strategy and major transactions.

The Board’s committees also assist the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which in turn report to the full Board, as appropriate. The Audit Committee, which is comprised solely of independent directors, is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and reviewing related party transactions. The Compensation Committee is responsible for monitoring risks associated with the Company’s compensation programs. Each committee has full access to management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information as of October 31, 2011, regarding the beneficial ownership of our common stock by:

•	each of our directors and executive officers individually,

•	all persons known by us to be beneficial owners of five percent or more of our common stock, and

•	all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned (1)	Percent Beneficially Owned (1)
Executive Officers, Directors and Director Nominees:
Berth H. Milton (2)(3)	9,059,840	41.55%
Ilan Bunimovitz (4)	1,875,951	8.60%
Eric Johnson (2)	130,000	*
Johan Gillborg (2)	35,000	*
Jan Jensen (2)	21,281	*
Bo Rodebrant (2)	—	*
Lars Ryd(2)	—	*
Stefan Gunnarsson (2)	—	*
All Executive Officers, Directors and Director Nominees as a group (8 people)	11,122,072	51.01%
5% Stockholders:
Consipio Holding BV (5)	5,600,000	25.68%
RS Platou Markets AS (6)	2,929,672	13.44%
Tisbury Services Inc. (7)	2,781,029	12.75%

*	Denotes less than 1%
(1)	Beneficial ownership is determined in accordance with rules of the U.S. Securities and Exchange Commission. The calculation of the percentage of beneficial ownership is based upon 21,805,824 shares of common stock outstanding on October 31, 2011. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock which may be acquired by such shareholder upon exercise or conversion of warrants or options which are currently exercisable or exercisable within 60 days of October 31, 2011, are deemed to be exercised and outstanding. Such shares, however, are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table above have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	His mailing address is c/o Milcap Media Group SLU, Calle de la Marina 16-18 Floor 18 Suite D, 08005 Barcelona, Spain.

(3)	All of these shares have been pledged by Mr. Milton or entities controlled by Mr. Milton or are subject to liens or claims by third parties. Accordingly, Mr. Milton may be deemed to share voting and investment power with respect to these shares. Includes 1,842,179 shares held in Mr. Milton’s margin brokerage account with RS Platou Markets AS (“RS Platou”). As disclosed below in Note 6, RS Platou also claims beneficial ownership and sole voting and investment power of these 1,842,179 shares under the terms of pledge agreements entered into between RS Platou and Mr. Milton. As disclosed below in Note 5, Consipio Holding BV also claims sole voting and investment power over 5,600,000 shares beneficially owned by Mr. Milton based upon a pledge agreement with Slingsby Enterprises Limited (“Slingsby”) and subsequent court orders in the Nevada Action regarding these shares. Pursuant to Orders of the Nevada State Court in the Nevada Action, as a prerequisite to recognizing the vote of any shares to which Mr. Milton claims beneficial ownership, Mr. Milton must disclose the accounts holding the shares, and provide the Company with copies of all voting instructions and proxies pertaining to the shares. Regardless of Mr. Milton’s voting instructions, the Company is required to deem 5,600,000 of such shares not voted and to permit such shares to be voted by Consipio at any shareholders meeting.
(4)	Based upon information reported by Ilan Bunimovitz on Schedule 13D/A filed with the SEC on September 2, 2010. His mailing address is 515 Arkansas Street, San Francisco CA 94107, USA.
(5)	Based upon information reported by Consipio Holding BV (“Consipio”) on Schedule 13D filed with the SEC on August 11, 2010. The 5,600,000 shares of Common Stock as to which beneficial ownership is claimed by Consipio are the subject of a pledge agreement executed in favor of Consipio (as successor in interest to Commerzbank AG) by Slingsby to secure certain indebtedness of the Company to Consipio. Slingsby is controlled by Berth H. Milton. In July 2010, Consipio delivered a written demand for payment and notice of default to the Company, Slingsby, Mr. Milton and each member of the board of directors of the Company. The demand for payment included a demand for delivery of the pledged shares and formal notice to Slingsby, the Company and Mr. Milton that Consipio claims voting power over the 5,600,000 shares under the pledge agreement. Mr. Milton also claims beneficial ownership and sole voting and investment power of these 5,600,000 shares. As set forth in Note 3 above, the Nevada State Court has ordered the Company to recognize Consipio’s right to vote the 5,600,000 shares at any shareholders meeting. The business address of Consipio is Walsoordensestraat 70, NL-4588 KD, Walsoorden, The Netherlands.
(6)	Based upon information reported by RS Platou on Schedule 13G filed with the SEC on February 16, 2010. Includes 1,842,179 shares held in Mr. Milton’s margin brokerage account with RS Platou. Mr. Milton also claims beneficial ownership and sole voting and investment power of these 1,842,179 shares. The mailing address of RS Platou is Post Office Box 1474 Vika, Oslo, Norway N-0116.
(7)

Based upon information reported by Abacus (Nominees) Limited (“Abacus”) and Tisbury Services Inc. (“Tisbury”) on Schedule 13D jointly filed by them with the SEC on August 12, 2010, relating to 2,781,029 shares directly owned by Tisbury. Tisbury is wholly owned by Golden Lake Trust, a discretionary and revocable trust organized under the laws of Cyprus (“Golden Lake”). Abacus is the sole trustee of Golden Lake and, as such, directs the voting and investment of Golden Lake’s portfolio securities. These investment and voting decisions are made by the 16 member board of directors of Abacus. Tisbury and Golden Lake are private investment and financing vehicles. Abacus is in the business of providing business services, including trustee services, to international clients. The mailing address of these filers is c/o Abacus (Nominees) Limited, Elenion Building, 2nd Floor, 5 Themistocles Dervis Street, CY-1066, Nicosia, Cyprus. Abacus (Nominees) Limited disclaims beneficial ownership of these shares.

Changes in Control

As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under Item 3 – Legal Proceedings and Item 13 - Certain Relationships and Related Transactions and Director Independence, on July 9, 2010, the Company received a notice from Consipio Holding BV (“Consipio”) advising it that the Company continues to be in default under the Note held by Consipio and requesting Slingsby Enterprises Limited (“Slingsby”) to deliver 3,950,000 shares of common stock as collateral to Consipio under the terms of the Pledge Agreement, in addition to the 1,650,000 shares previously pledged by Slingsby under the Pledge Agreement. In addition, pursuant to such notice Consipio purported to exercise the right as pledgee to vote all of the collateral shares, including the 1,650,000 shares of common stock previously pledged as collateral, so long as an event of default has occurred and is continuing under the Note. In June and August 2011, Consipio obtained an order in the Nevada Action requiring the Company to recognize the right of Consipio to vote the 5,600,000 shares it claims as collateral at any future shareholders meeting. While the election of directors at the 2010 Annual Meeting was ultimately invalidated by the Nevada State Court, Consipio nominated six directors for election at such meeting, five of whom had not been nominated by the Company’s Board of Directors. Consipio has not notified the Company that it intends to nominate directors at the 2011 Annual Meeting. However, if Consipio again nominates directors different from those nominees listed in this Proxy Statement, this could result in a change in control of the Company at some time in the future. There are no assurances as to the outcome of any further proceedings to determine the rights of Consipio to vote these shares.

MANAGEMENT

Listed below are executive officers and key employees of the Company who are not directors or nominees.

Johan Gillborg, age 49, was appointed as Chief Financial Officer of Private Media Group, Inc. in August 1998 and has been the Chairman and Managing Director of Milcap Publishing Group AB from 1994 until January 2000. Mr. Gillborg joined the group in 1992 as Marketing Consultant. From 1991 to 1992 he operated his own business which acted as sub-contracting sales force for Securitas Direct of Sweden. From 1988 to 1990, Mr. Gillborg served as a general manager in the hotel business in the United Kingdom and Portugal. Mr. Gillborg holds a Bachelor’s Degree in Business Administration from Schiller International University in London.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to (i) our two Chief Executive Officers serving during in such capacity during any part of 2010, and (ii) the other most highly compensated executive officer who was serving as an executive officer at the end of 2010 who earned compensation in excess of $100,000 in 2010, in each case for services rendered in all capacities to Private Media Group for the two fiscal years ended December 31, 2009, and December 31, 2010. No other executive officer earned compensation in excess of $100,000 in 2010.

2010 Summary Compensation Table

Name and Principal Position During Fiscal 2010	Fiscal Year	Salary ($)(1)	All Other Compensation ($)(1)		Total ($)(1)
Berth H. Milton, President, CEO,(2)(3)	2010	415,000	26,000	(4)	441,000
Director and Chairman of the Board	2009	625,000	58,000	(4)	683,000
Ilan Bunimovitz, CEO, Director, (5)	2010	196,000	22,000	(6)	218,000
Executive Vice President Online Media Division,	2009	279,000	30,000	(6)	309,000
Private Media Group, Inc.; President, GameLink LLC;
President, eLine LLC
Johan Gillborg (7)	2010	197,000	—		197,000
Chief Financial Officer and Secretary, Private Media	2009	206,000	—		206,000
Group, Inc.

(1)	Salary amounts received in non-US currency have been converted into dollars using the average exchange rate for the applicable year.
(2)	Mr. Milton served as CEO until April 2009, at which time he was appointed as President. Mr. Milton was reappointed as CEO in July 2010. The Table includes compensation received by Mr. Milton in all capacities in 2009 and 2010.
(3)	Salary received in non-US currency, 311,000 euro in 2010 and 450,000 euro in 2009. As the salary paid to Mr. Milton for 2009 was not approved by the other directors in 2009, in January 2010 the Board of Directors directed that three independent directors, acting as the Compensation Committee, determine and recommend to the Board of Directors an appropriate level of compensation for Mr. Milton for 2009 and 2010. In March 2010 the Board of Directors reduced Mr. Milton’s 2009 salary to $432,000 (311,000 euro). The Board determined that the remaining $193,000 (139,000 euro) received by Mr. Milton as salary in 2009 would be retained by Mr. Milton as a retention bonus provided he remains with the Company through December 31, 2011. For additional information, see “Compensatory Arrangements for Berth H. Milton” below.
(4)	Comprises amounts paid by the Company for security, local transportation and legal expenses relating to a tax proceeding in Sweden, which may be deemed to be “Other Compensation” under applicable SEC rules. The Company furnished security and local transportation for Mr. Milton and his immediate family in 2010 and 2009, in the amounts of $8,000 and $25,000, respectively. The amounts in the Table for security and local transportation represent the non-business portion of such benefits, valued at the incremental cost to the Company. The Company also paid approximately $18,000 and $33,000 in legal fees for Mr. Milton’s account in 2010 and 2009, respectively.

(5)	Mr. Bunimovitz was appointed as Executive Vice President of the Company’s Online Media Division on January 20, 2009. In April 2009 he was also appointed as Chief Executive Officer of the Company. Mr. Bunimovitz was terminated as an officer in July 2010. Table includes compensation received by Mr. Bunimovitz in all capacities in 2009 and 2010.
(6)	Under Mr. Bunimovitz’s employment agreement he received a $1,500 per month non-accountable car allowance during the time he served as an officer. He also received health insurance coverage at an amount of $16,000 in 2009 and $12,000 in 2010 under an executive plan which is available generally to Company employees. The Company also provided 401(k) matching at an amount of $2,400 and $4,000 in 2010 and 2009. The amount in the table represents the non-business portion of the car allowance and the dollar amount of premiums paid by the Company for Mr. Bunimovitz’s health insurance.
(7)	Salary received in non-US currency, 148,000 euro in 2010 and 148,000 euro in 2009.

Compensatory Arrangements for Berth H. Milton

During the fiscal year ended December 31, 2009, Berth H. Milton received cash compensation totaling EUR 450,000 for services rendered to the Company during 2009 as Chairman, President and Chief Executive Officer (In 2009 Mr. Milton served as CEO of the Company until April 2009). As the amounts paid to Mr. Milton as compensation for 2009 were not approved by the other directors in 2009, in January 2010 the Board of Directors directed that three independent directors, acting as the Compensation Committee, determine and recommend to the Board of Directors an appropriate level of compensation for Mr. Milton for 2009 and 2010.

In March 2010, based in part upon information provided by Mercer Consulting S.L., a large independent international compensation consultancy firm retained by the Compensation Committee, the Compensation Committee recommended a compensation proposal for Berth Milton for 2009 and 2010, which was approved by the Board of Directors on March 5, 2010. Following is a description of the compensation proposal for Mr. Milton for 2009 and 2010, approved by the Board of Directors.

2009 Compensation – Mr. Milton was entitled to a salary of EUR 311,000 for 2009. The remaining EUR 139,000 received by Mr. Milton in 2009 would be retained by Mr. Milton as a retention bonus (“Retention Bonus”). Mr. Milton is required to return the EUR 139,000 Retention Bonus to the Company if he does not remain with the Company through December 31, 2011.

2010 Compensation – Mr. Milton was entitled to receive a salary of EUR 311,000, and was entitled to a performance bonus of up to 50% of his 2010 base salary (EUR 155,500) as follows:

•

Mr. Milton was eligible to receive a bonus of up to 32.5% of his 2010 base salary, if the share price of the Company’s Common Stock at the end of 2010 was greater than $3.00, pro rata based upon the amount increase of the share price over $3.00, with the maximum amount (32.5%) earned if the share price equals or exceeds $6.00.

•	Mr. Milton was eligible to receive a bonus of up to 17.5% of his 2010 base salary based upon certain corporate projects completed by Mr. Milton in 2010.

No portion of the performance bonus was earned for 2010.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year Johan Carlberg, Peter Dixinger, Jan Jensen Bo Rodebrandt and Daniel Sánchez, none of whom are officers, former officers or employees of the Company, served on the Compensation Committee. During the last fiscal year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

Grants of Plan-Based Awards in the Last Fiscal Year

There were no plan-based awards granted to the individuals named in the Summary Compensation Table above for the year ended December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

No stock options, stock awards or equity incentive plan awards were issued in 2010 or were outstanding at the end of 2010 for the individuals named in the Summary Compensation Table.

Option Exercises and Stock Vesting During 2010

No stock options were exercised during 2010 by the individuals named in the Summary Compensation Table. No stock awards were issued or outstanding during fiscal 2010.

Employment Contracts, Termination of Employment Contracts and Change in Control Arrangements

We generally do not enter into long-term employment agreements with our executive officers. We generally do not enter into severance agreements or similar agreements providing for payments upon termination of employment or change-in-control. Such agreements, when entered into, are negotiated on a case-by-case basis.We have not entered into any employment agreements or severance agreements with the named executive officers other than Ilan Bunimovitz.

Ilan Bunimovitz was appointed as a director in March 2009 pursuant to his Employment Agreement with the Company and Game Link LLC, a subsidiary of the Company, entered into on January 20, 2009. The Employment Agreement was entered into in connection with the acquisition of Game Link LLC and eLine LLC by the Company on January 20, 2009, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Mr. Bunimovitz was the founder and chief operating officer of Game Link LLC and an indirect co-owner of Game Link LLC and eLine, LLC. The Employment Agreement provided for Mr. Bunimovitz to serve as Executive Vice President of the consolidated Internet and Internet-related business conducted by the Company and its subsidiaries for a period of three years, subject to earlier termination by either party under specified circumstances. Under the terms of the Employment Agreement the Company agreed to appoint Mr. Bunimovitz to its Board by March 1, 2009, and to nominate him to continue to serve as a director in 2009, 2010 and 2011 until such time as he ceased to be employed by the Company. The Employment Agreement provided for Mr. Bunimovitz to receive an annual base salary of $281,828, $271,070 and $302,648 in the first, second and third years of the employment term. He was also entitled to receive stock options on the same terms as stock options granted to Berth Milton, the Company’s Chairman, President and principal shareholder, during the term of the Employment Agreement, in an amount proportionate to the relative stock ownership as between Mr. Bunimovitz and Mr. Milton. If the Company terminated Mr. Bunimovitz’s employment during the term of the Employment Agreement other than for “cause,” or if Mr. Bunimovitz terminated his employment with the Company for “good reason,” then Mr. Bunimovitz would be entitled to continue to receive his monthly base salary for the remaining period of the three year term. In April 2009 Mr. Bunimovitz was also appointed as the Company’s Chief Executive Officer, and his Employment Agreement was modified to provide for an annual base salary in each of the three years of his employment term of $295,000 per year. Mr. Bunimovitz’s Employment

Agreement also provided for a non-accountable monthly car allowance of $1,500 per month and health insurance benefits equivalent to benefits afforded to other executive officers of the Company. On July 19, 2010, Ilan Bunimovitz was terminated as Chief Executive Officer for “cause” (as defined in the Employment Agreement). Mr. Bunimovitz is contesting his termination for “cause” in a private arbitration proceeding pursuant to the terms of his Employment Agreement. In addition to monetary damages related to his termination, Mr. Bunimovitz is requesting rescission of the transaction whereby Private acquired Game Link, LLC. For additional information regarding this proceeding , see Item 3 – “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Director Compensation During 2010

The following table summarizes the compensation paid to the directors during 2010. This table includes only directors whose compensation is not reported in the 2010 Summary Compensation Table above.

2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)(1)
Bo Rodebrant (2)	26,667	—	—	—	—	26,667
Lluis Torralba (3)	—	—	—	—	—	—
Johan Carlberg (4)	17,333	—	—	—	—	17,333
Daniel Sánchez (5)	29,333	—	—	—	—	29,333
Peter Dixinger (6)	5,333	—	—	—	—	5,333
Jan Jensen (7)	—	—	—	—	—	—
Eric Johnson (8)	—	—	—	—	—	—

(1)	Fee earned in non-US currency have been converted into dollars using the average exchange rate for the applicable year.
(2)	Mr. Rodebrant earned 20,000 euro in non-US currency and, as of December 31, 2010, had no options outstanding.
(3)	As of December 31, 2010, Mr. Torralba had no options outstanding.
(4)	Mr. Carlberg earned 13,000 euro in non-US currency and, as of December 31, 2010, had 3,000 options outstanding.
(5)	Mr. Sánchez earned 22,000 euro in non-US currency and, as of December 31, 2010, had 6,668 options outstanding.
(6)	Mr. Dixinger earned 4,000 euro in non-US currency and, as of December 31, 2010, had no options outstanding.
(7)	As of December 31, 2010, Mr. Jensen had no options outstanding.
(8)	Mr. Johnson serves as the President and CEO of Entruphema, Inc., a subsidiary of Private which operates the business of the Sureflix companies. Mr. Johnson also currently serves as receiver for the Company. In 2010, Mr. Johnson did not receive any additional compensation from the Company for his services provided as a director. As of December 31, 2010, Mr. Johnson had no options outstanding.

Our Board of Directors may, at its discretion, compensate directors for attending board and committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings.

We have agreed to pay our independent directors a fee of EUR 1,000, for each board and committee meeting attended. With respect to Bo Rodebrant, we have agreed to pay a fee of EUR 1,000, for each committee meeting attended.

Equity Compensation Plan Information

We have an expired Employee Stock Option Plan (“the 1999 Plan”) and a new Equity Incentive Plan (the “2009 EIP”) available. The 1999 Plan, was in effect until its expiration on March 1, 2009. The 1999 Plan authorized us to grant stock options exercisable for up to an aggregate of 2,400,000 shares of common stock. No stock options may be granted under the 1999 Plan, following its expiration. At December 31, 2010, options for 8,668 shares were outstanding under the 1999 Plan. The 2009 EIP was shareholder approved and came into effect on December 16, 2009. It allows the Company to grant incentive stock options, non-statutory stock options, restricted stock, unrestricted stock and other equity-based awards, such as stock appreciation rights, phantom stock awards, and restricted stock units, which we refer to collectively as Awards. The Company may issue up to 2,066,667 shares of its common stock pursuant to Awards granted. Shares pursuant to Awards that have expired or are forfeited will be returned to the 2009 EIP.

Full details of the plans are included in Note 18 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and are summarized below as of December 31, 2010:

( a )	Number of securities to be issued upon exercise of outstanding options, warrants and rights	9,668

( b )	Weighted-average exercise price of outstanding options, warrants and rights	$6.42

( c )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in row (a) above)	2,065,667

We do not maintain any other equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY MATTERS

Certain Relationships

No Director or executive officer of Private Media Group is related to any other Director or executive officer. None of our officers or Directors holds any directorships in any other public entity. There are currently four outside directors on our Board of Directors.

Related Transactions

Guaranty of Commerzbank Note by Affiliate of Berth Milton

In December 2001, the Company borrowed $4.0 million from Commerzbank AG pursuant to a Note originally due on December 20, 2002. The Note bore interest at an annual rate of 7%, payable quarterly, with the entire principal amount and accrued interest originally due on December 20, 2002. The Note was guaranteed by Slingsby, an affiliate of Berth Milton, Private’s Chairman, President and principal shareholder, and the guaranty was secured by 1,650,000 shares of Private Media Group, Inc. common stock. In December 2002, Commerzbank AG agreed to extend the maturity date of the Note to March 20, 2003. In April 2003, the Note was acquired by Consipio from Commerzbank AG, and Consipio and Private reached an agreement-in-principle to extend the maturity of the Note until April 2008. However, Consipio and Private were unable to reach final agreement on other terms and conditions relating to the restructured Note. Accordingly, in December 2003, Consipio notified Private and Slingsby that Private was in default under the Note, and demanded $3.4 million as payment in full of all outstanding principal and interest under the Note. The Company continued to make regular payments on the Note, including principal and accrued interest, through February 2008. In April 2008, Consipio requested Private to pay the remaining balance of the Note, without indicating the amount due. Private in turn requested that Consipio provide a statement of the amount due and the basis for its calculation. In response, Consipio demanded payment of $3,194,000 as settlement in full of the Note, to be received by May 9, 2008. This calculation was made using an interest rate of 9.9%, as opposed to the 7% rate provided under the original terms of the Note. Consipio also advised that if payment was not received on such date it would institute litigation, in which event Consipio would claim that the amount due under the Note should be denominated in Euro, rather than U.S. dollars. In August 2008, Consipio notified Private that the Note was in default and that it intended to exercise its rights under the Note and the pledge of shares by Slingsby of Private common stock. Private believes that the amount due under the Note at May 9, 2008, including accrued interest, was no more than $2.4 million ($2.9 million at December 31, 2010), utilizing an interest rate of 7%.

Consipio filed a lawsuit against the Company, Slingsby, and Berth H. Milton, Jr. in New York State Court as Case No. 650462/10 alleging the failure to pay the Note and an accompanying guaranty agreement by Slingsby. For additional information regarding this proceeding see Part I, Item 3 – Legal Proceedings, contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010. Additionally, on August 30, 2011, the court entered an Order of Attachment against the Company inclusive of probable interest, costs and Sheriff’s fees and expenses in the approximate amount of $7.35 million on the grounds that Consipio has a valid cause of action against the Company for breach of the Note. For additional information regarding the attachment, see the Company’s Current Report on Form 8-K filed on September 9, 2011.

Guaranty of EUR One Million Loan by Affiliate of Berth Milton

In December 2007 an affiliate of Mr. Milton agreed to guarantee a bank line of credit agreement of Euro 1.0 million entered into by one of the Company’s European subsidiaries, which was originally due on December 31, 2008, and was subsequently extended until it expired in December 31, 2009. On December 11, 2009, the credit line of Euro 1.0 million was refinanced with a six year term loan by an institutional lender at an interest rate of EURIBOR + 1.2%. Interest is payable annually starting December 11, 2010 and the loan is repayable in equal annual installments over a five year period starting December 11, 2011 (the “December 2009 Refinancing”). The December 2009 Refinancing was arranged and guaranteed by an affiliate of Mr. Milton and the guaranty is secured by 666,667 shares of Private common stock beneficially owned by Mr. Milton.

Unsecured Loans to Slingsby Enterprises Limited

We have unsecured loans to Slingsby, an entity controlled by Mr. Milton (the “Slingsby Loans”). The Slingsby Loans bear interest at the rate of EURIBOR+1% per annum and have no maturity date. During 2010 the highest amount outstanding was EUR 7.1 million. As of December 31, 2010, and September 30, 2011, EUR 7.1 million and EUR 7.2 million, respectively, remained outstanding on these loans, including interest. No payments of principal or interest have been made in respect of the Slingsby Loans. As of December 31, 2010, there are no amounts recorded in the Company’s financial statements with respect to the Slingsby Loans, see below for further information.

In connection with the Company’s acquisition of Game Link LLC on January 20, 2009, in order to induce the sellers to consummate the acquisition, Slingsby entered into an agreement (the “GameLink Letter Agreement”) with the Company and the sellers with regard to the partial repayment of the Slingsby Loans. Under the GameLink Letter Agreement, in each of the fiscal years ended December 31, 2009, 2010, and 2011, Slingsby is required to repay not less than EUR one million, either in cash or in Private common stock valued at its fair market value as determined by the disinterested directors of Private, to be applied first to accrued interest and then to principal of the loan. At December 31, 2010, Slingsby had not made the EUR one million payments due on December 31, 2009 and December 31, 2010.

In January 2010 Mr. Milton advised the Company’s Board of Directors that Slingsby did not make the EUR one million payment due under the GameLink Letter Agreement on December 31, 2009, as he had arranged for the EUR one million December 2009 Refinancing on terms favorable to the Company and arranged for the pledge of 666,667 shares of common stock beneficially owned by Mr. Milton to secure the December 2009 Refinancing. In February 2010 the Company’s independent directors determined that it was not in the best interest of the Company to enforce the December 31, 2009 EUR one million payment obligation under the GameLink Letter Agreement, in view of its determination that the arrangement by Mr. Milton of December 2009 Refinancing was done in good faith and was in the best interests of the Company and that Mr. Milton’s involvement in the refinancing was an important factor in completing this financing, but that the payments due in 2010 and 2011 would remain in place.

The independent directors further determined in April 2010 that the terms of the Slingsby Loans should be renegotiated with Mr. Milton to reflect reasonable market terms in view of a number of factors, including the size of the loan, the failure of Slingsby to make the scheduled payment due on December 31, 2009, the absence of any security for the loan and the absence of a fixed maturity date or agreed payment schedule sufficient to repay the full amount of the Slingsby Loans. In April 2010 Mr. Milton proposed to restructure the payment terms of the Slingsby Loans to provide for a personal guaranty of the Slingsby Loan by Mr. Milton, a fixed maturity date of five years, and payments of EUR 1 million, in cash or Private common stock, in 2011 and 2012. However, the Company and Mr. Milton were unable to reach agreement on the material terms of the restructuring of the Slingsby Loans. Based upon the payment history of the loan and the absence of any security for the Slingsby Loans, in May 2010 the Company determined to fully provide against the Slingsby Loans in its financial statements until such time as the terms of the Slingsby Loans are modified to provide adequate assurances of the collectability of the Slingsby Loans. As of the date of this Proxy Statement no agreement has been reached regarding the restructuring of the Slingsby Loans.

The terms of the GameLink Letter Agreement provide that it may not be amended without the consent of the GameLink sellers, which includes Ilan Bunimovitz. These terms require payments of the Slingsby Loans of EUR 1 million, in cash or Private common stock, on or before December 31, 2009, 2010 and 2011. Therefore, any restructuring of the Slingsby Loans which requires a modification of the payment terms in the GameLink Letter Agreement will be subject to obtaining the consent of the GameLink sellers. As of the date of this Proxy Statement, the GameLink sellers have not agreed to waive or defer any required payments, including the payment required to be made by Slingsby to Private on December 31, 2009, and December 31, 2010.

On September 19, 2011, Mr. Johnson, as receiver, sent a letter on behalf of the Company to Mr. Milton and Slingsby demanding repayment of the Slingsby Loans. As of the date of this Proxy Statement, Mr. Milton and Slingsby have not repaid the Slingsby Loans as demanded.

For additional information regarding the Slingsby Loans, see Item 3 – “Legal Proceedings – Nevada State Court Action,” and the Company’s Consolidated Financial Statements, “Note 2 - Summary of significant accounting policies – Reclassifications and Immaterial Error,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Game Link Agreements

In January 2009, the Company completed the acquisition of Game Link LLC and eLine LLC, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Mr. Bunimovitz was the founder and chief operating officer of Game Link LLC and an indirect co-owner of Game Link LLC and eLine, LLC. In consideration of the acquisition of Mr. Bunimovitz’s interests in Game Link LLC and eLine LLC, he received 2,066,725 shares of the Company’s common stock and he is entitled to receive up to an additional 1,112,852 shares of common stock if the combined EBITDA of the digital media operations of the Company and Game Link meet specified targets in 2009, 2010 and 2011. The total value of the shares received and to be received by Mr. Bunimovitz in connection with the acquisition, assuming the EBITDA targets are met in 2009, 2010 and 2011, is EUR 7,418,271 (USD 9,634,118), based on the closing price of the Company’s common stock on January 20, 2009. The Company and the sellers have not yet reached agreement as to what extent the EBITDA target has been met for 2009 or 2010.

In connection with the acquisition by the Company of Game Link LLC and its affiliate, Game Link LLC entered into a lease agreement with 537 Stevenson Street L.L.C., a limited liability company which is 50% owned by Mr. Bunimovitz, providing for the lease by Game Link LLC of the land and building used by Game Link in San Francisco, California. The lease extends through December 31, 2011, has a base rent of $13,620 per month, and provides for Game Link to be responsible for property taxes and maintenance expenses during the term of the lease.

Sureflix Transactions

Effective December 17, 2009, the Company appointed Eric Johnson as a director pursuant to his Employment Agreement with the Company and Entruphema Inc., a subsidiary of the Company (“Entruphema”), entered into on October 29, 2009. The Employment Agreement was entered into in connection with the acquisition of Entruphema and its affiliate, Sureflix Digital Distribution Inc. on October 29, 2009, companies engaged in the business of digital distribution of premium gay adult content. Mr. Johnson was the chief executive officer and a minority owner of Entruphema prior to its acquisition by Private on October 29, 2009.

The Employment Agreement provides for Mr. Johnson to serve as Chief Executive Officer of Entruphema for a period of three years, subject to earlier termination by either party under specified circumstances. Under the terms of the Employment Agreement the Company agreed to appoint Mr. Johnson to its Board by December 31, 2009, and to nominate him to continue to serve as a director in 2010 and 2011 until such time as he ceases to be employed by Entruphema. The Employment Agreement provides for Mr. Johnson to receive an annual base salary of CAD 235,000 during each year of the three year employment term. If Entruphema terminates Mr. Johnson’s employment during the term of the Employment Agreement other than for “cause,” or if Mr. Johnson terminates his employment with the Entruphema for “good reason,” then Mr. Johnson is entitled to continue to receive his monthly base salary for the remaining period of the three year term.

In consideration of the acquisition of Mr. Johnson’s interest in Entruphema, he received non-voting Class A Preference Shares of Entruphema convertible into 130,000 shares of the Company’s common stock, and he is entitled to receive additional Class A Preference Shares convertible into up to 70,000 shares of the Company’s common stock if the combined EBITDA of the digital media operations of the Company and Entruphema meet specified targets in the three months ended December 31, 2009, the two 12-month periods ending December 31, 2010 and 2011, and the nine month period ending September 30, 2012. The Company and the sellers have not yet reached agreement as to what extent the EBITDA target has been met for the three months ended December 31, 2009, and the 12 months ended December 31, 2010. As of October 31, 2011, Class A Preference Shares of Entruphema equal to 110,000 shares of the Company’s common stock had been converted.

The total value of the shares received and to be received by Mr. Johnson in connection with the acquisition, assuming the EBITDA targets are met, is $474,000, based on the closing price of the Company’s common stock on October 29, 2009. The total value of the acquisition of Entruphema by the Company, based upon shares received and to be received by all of the sellers of Entruphema common stock in the transaction, including Mr. Johnson, assuming the EBITDA targets are met, is $4,740,000, based on the closing price of the Company’s common stock on October 29, 2009.

Review and Approval of Related Party Transactions

Our Audit Committee is responsible for the review and approval of all related party transactions required to be disclosed to the public under SEC rules. This procedure, which is contained in the written charter of our Audit Committee, has been established by our Board of Directors in order to both meet the requirements of applicable Nasdaq rules requiring review and approval of related party transactions, and to serve the interests of our shareholders. In addition, we maintain a written Code of Ethics which requires all employees, including our officers, to disclose to the Audit Committee any material relationship or transaction that could reasonably be expected to give rise to a personal conflict of interest. Related party transactions are reviewed and approved by the Audit Committee on a case-by-case basis. Under existing, unwritten policy no related party transaction can be approved by the Audit Committee unless it is first determined that the terms of such transaction is on terms no less favorable to us than could be obtained from an unaffiliated third party on an arms-length basis and is otherwise in our best interest.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our code of ethics is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2003 . We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K, regarding an amendment to or waiver from our code of ethics, by posting the required information on our corporate Internet website at www.prvt.com or as otherwise permitted under applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 furnished to Private covering its 2010 fiscal year filed under Section 16(a) of the Securities Exchange Act of 1934, each of Private’s officers and directors complied with the reporting requirements under Section 16(a) for the 2010 fiscal year, except as follows: Jan Jensen and Peter Dixinger failed to file a single Form 3 upon being appointed a director of Private in 2010; Eric Johnson failed to file two Form 4’s reporting the acquisition of an aggregate of 120,000 shares of common stock.

PROPOSAL NO. 2

RATIFY THE APPOINTMENT OF BDO AUDITORES S.L. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2011

Our Audit Committee has selected BDO Auditores S.L. as our independent registered public accounting firm (sometimes also referred to as our independent auditors) for the fiscal year ending December 31, 2011. Although shareholder approval of the selection of BDO Auditores S.L. is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

If shareholders do not approve this proposal at the Annual Meeting, the Audit Committee will reconsider their selection of BDO Auditores S.L. If shareholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and its shareholders.

The Audit Committee has approved all services provided to the Company by BDO Auditores S.L. during 2010. Representatives of BDO Auditores S.L. are not expected to be present at the Annual Meeting.

Fees Paid to BDO Auditores, S.L.

Following is information regarding fees billed by BDO Auditores, S.L. for services rendered to the Company in 2009 and 2010.

Audit Fees. The aggregate fees billed to the Company by the Company’s principal accountant, BDO Auditores, S.L., for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $275,000 and $139,000 in 2009 and 2010, respectively. Audit fees consist of fees for the audit and review of the Company’s financial statements, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. BDO Auditores, S.L. did not provide any assurance or related services which are not included under “Audit Fees” in 2009 and 2010, respectively.

Tax Fees. BDO Auditores, S.L. did not provide any tax compliance, tax advice, or tax planning services in 2009 and 2010, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2009 and 2010, all services provided by BDO Auditores, S.L. were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

To approve Proposal No. 2 shareholders holding a majority of the Company’s common stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

AUDIT COMMITTEE REPORT

The Company maintains an Audit Committee (the “Audit Committee”), consisting entirely of outside Directors who are not employees or former employees of the Company and are independent under applicable NASDAQ and SEC regulations. The Audit Committee has, in the course of its duties, reviewed and discussed with management the audited financial statements, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has also received the appropriate auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and discussed with them its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as filed with the SEC for fiscal 2010.

Audit Committee Members:

Stefan Gunnarsson, Jan Jensen and Bo Rodebrandt

MISCELLANEOUS

Shareholder Proposals

Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 2012 Annual Meeting of Shareholders must be received at the offices of the Company by July 17, 2012, to be considered by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain. SEC rules provide that if the date of our 2012 Annual Meeting is advanced or delayed more than 30 days from the date of the 2011 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2012 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2012 Annual Meeting. Upon determination by Private that the date of the 2012 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2011 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the SEC rules.

Shareholders wishing to submit proposals, including director nominations, that are not to be included in such proxy materials must notify the Corporate Secretary of the Company in writing at the previously mentioned address of the Company not less than 45 or more than 75 days prior to the first anniversary (the “Anniversary”) of the date on which the Company first mailed its proxy materials for this year’s annual meeting. If the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by the shareholder must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Additional Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the SEC pursuant to the Exchange Act, and is being furnished to you along with this Proxy Statement, is available at www.proxyvote.com. Additional copies of this Proxy Statement, Annual Report, as well as copies of any Quarterly Report on Form 10-Q or Current Reports on Form 8-K may be obtained without charge upon written request to the Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain, or on the SEC’s Internet website at www.sec.gov.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple shareholders in your household. We will promptly provide a separate copy of either document to you if you contact us c/o Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Other Matters

Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

PRIVATE MEDIA GROUP, INC.

Organization

The Audit Committee shall consist of three members of the Board of Directors, a majority of whom shall be independent directors, in accordance with the listing requirements of the Nasdaq Stock Market.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accountability and reporting practices of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the Corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee shall:

(i)	Review the external auditor’s compensation, the proposed terms of its engagement, and its independence;

(ii)	Serve as an additional communication between the external auditor and this Board of Directors and between the senior internal auditing executive, if any, and this Board of Directors;

(iii)	Review results of each external audit, including any qualifications in the external auditor’s opinion, any related reported condition letter, management’s responses to recommendations made by the external auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Corporation as a whole, and management’s responses to those reports;

(iv)	Review the Corporation’s annual financial statements and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements;

A-1

(v)	Consider, in consultation with the external auditor and the senior internal auditing executive, if any, the adequacy of the Corporation’s internal financial controls; it being understood that, among other things, such controls must be designed to provide reasonable assurance that the Corporation’s publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles;

(vi)	Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Corporation’s financial statements;

(vii)	Meet (a) quarterly with the Chief Executive Officer and separately with the Chief Financial Officer to review the financial affairs of the Corporation; (b) at its discretion with the external auditor for the Corporation.

(viii)	Review related party transactions for potential conflicts of interest in accordance with the listing requirements of the Nasdaq National Market; and

(ix)	Performing oversight functions as requested by the Board of Directors.

A-2

Private Media Group, Inc

c/o Interwest Transfer Company

1981 Murray Holladay Rd. Suite 100

Salt Lake City, UT 84117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For

All

Withhold

All

For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Berth H. Milton

02 Bo Rodebrant

03 Eric Johnson

04 Jan Jensen

05 Lars Ryd

06 Stefan Gunnarsson

The Board of Directors recommends you vote FOR the following proposal:

For

Against

Abstain

2. To ratify the appointment of BDO Auditores S.L. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments. mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

PRIVATE MEDIA GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

DECEMBER 15, 2011

The shareholder(s) hereby appoint(s) Berth H. Milton and Johan Gillborg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PRIVATE MEDIA GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 6:00 PM local time on December 15, 2011, at Calle de la Marina 16-18, 08005 Barcelona, Spain, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side